JPM350A

                              THE JPM ADVISOR FUNDS
                            ADMINISTRATION AGREEMENT


         ADMINISTRATION AGREEMENT, dated as of March 8, 1995, by and between The JPM Advisor Funds, a Massachusetts business trust having a Declaration of Trust on file with the office of Secretary of State of the Commonwealth of Massachusetts (the "Trust"), and Signature Broker-Dealer Services, Inc., a Delaware corporation (the "Administrator").

                                   WITNESSETH:

         WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

         WHEREAS, the shares of beneficial interest (par value $0.001 per share) of the Trust (the "Shares") are divided into nine initial series (together with any other series which may in the future be established, the "Series"); and

         WHEREAS, the Trust wishes to engage the Administrator to provide certain administrative and management services, and the Administrator is willing to provide such administrative and management services to the Trust and each Series, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. DUTIES OF THE ADMINISTRATOR. Subject to the general direction and control of the Board of Trustees of the Trust, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by the Trust, which shall include without limitation: (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Trust and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Trust, for directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) preparing and, if applicable, filing all documents required for compliance by the Trust with applicable laws and regulations, including registration statements, registration fee filings, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, proxy statements and tax returns; (d) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders; and (e) maintaining the books and records of the Trust. In the performance of its duties under this Agreement, the Administrator will comply with the provisions of the Declaration of Trust and By-Laws of the Trust and the stated investment objective, policies and restrictions of each Series and will use its best efforts to safeguard and promote the welfare of the Trust and to comply with other policies which the Board of Trustees may from time to time determine. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Trust's assets or the rendering of investment advice and supervision with respect thereto or the distribution of Shares of any Series, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust.

         2. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.

         3. ALLOCATION OF CHARGES AND EXPENSES. The Administrator shall pay the entire salaries and wages of all of the Trust's Trustees, officers and agents who devote part or all of their time to the affairs of the Administrator or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 3. Except as provided in the foregoing sentence, the Administrator shall not pay other expenses relating to the Trust including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of the Trust's independent auditors, of legal counsel and of any transfer agent, distributor, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders and governmental officers and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Trust's custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of Shares of the Trust; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares of the Trust.

         4. COMPENSATION OF ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Administrator shall receive a fee from each Series of the Trust as agreed by the Trust and the Administrator from time to time as set forth on Schedule A attached hereto. This fee will be computed daily and will be payable as agreed by the Trust and the Administrator, but no more frequently than monthly.

         5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Trust or the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Administrator" shall include Signature Broker-Dealer Services, Inc. and/or any of its affiliates and the directors, officers and employees of Signature Broker-Dealer Services, Inc. and/or of its affiliates.

         6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Trust are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Administrator and/or any of its affiliates, as directors, officers, employees or otherwise, and that directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Trust and that the Administrator and/or any of its affiliates may be or become interested in the Trust as a shareholder or otherwise.

         7. TERMINATION. This Agreement may be terminated as to any Series at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by the Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

         8. SUBCONTRACTING BY THE ADMINISTRATOR. The Administrator may subcontract for the performance of its obligations hereunder with any one or more persons; PROVIDED, HOWEVER, that the Administrator shall not enter into any such subcontract unless the Trustees of the Trust shall have approved such subcontract and found the subcontracting party to be qualified to perform the obligations sought to be subcontracted and PROVIDED, FURTHER, that, unless the Trust otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

         9. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         10. AMENDMENTS. This Agreement may be amended by only mutual written consent.

         11. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors to the extent permitted by law.

         12. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid (1) to the Administrator at Signature Broker-Dealer Services, Inc., 6 St. James Avenue, Suite 900, Boston, Massachusetts 02116, Attention: Treasurer or (2) to the Trust at The JPM Advisor Funds c/o Signature Broker- Dealer Services, Inc., 6 St. James Avenue, Suite 900, Boston, Massachusetts 02116, Attention: Treasurer.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer of the Trust under the Trust's Declaration of Trust, dated September 16, 1994 as amended, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.

                                       THE JPM ADVISOR FUNDS



                                       By    /s/JAMES B. CRAVER
                                               James B. Craver
                                               Secretary and Treasurer

                                       SIGNATURE BROKER-DEALER SERVICES, INC.



                                        By   /s/PHILIP W. COOLIDGE
                                               Philip W. Coolidge
                                               Chief Executive Officer

                               ADMINISTRATION FEES
                       THE JPM ADVISOR FUNDS (THE "TRUST")


The annual administration fee charged to and payable by each Fund is equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the registered investment companies (collectively the "Master Portfolios") in which the Funds, The Pierpont Funds or The JPM Institutional Funds invest and in accordance with the following annual schedule:

                  0.03% on the first $7 billion of the Master Portfolios' aggregate average daily net assets; and 0.01% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion

The portion of this charge payable by each Fund is determined by the proportionate share that its net assets bear to the total of the net assets of the Trust, The Pierpont Funds, The JPM Institutional Funds and the Master Portfolios.

Approved:         December 5, 1995
                  Effective December 29, 1995
                  (supersedes schedule dated/approved 3/8/95)

THE JPM ADVISOR FUNDS



/s/ Linda T. Gibson
Name:  Linda T. Gibson
Title:  Assistant Secretary

SIGNATURE BROKER-DEALER SERVICES, INC.



/s/ Thomas M. Lenz
Name:  Thomas M. Lenz
Title:  Assistant Secretary